Exhibit 99.2

                                                                FINAL TRANSCRIPT

MTIC - MTI Technology Corporation Fiscal 2005 Third Quarter and Nine Months Financial Results Conference Call


   Conference Call Transcript

   MTIC - MTI Technology Corporation Fiscal 2005 Third Quarter and Nine Months Financial Results Conference Call

CORPORATE PARTICIPANTS
 Joyce Shinn
 MTI Technology Corporation - Manager of Investor Relations

 Thomas P. Raimondi, Jr.
 MTI Technology Corporation - Chairman, President, CEO

 Scott Poteracki
 MTI Technology Corporation - Executive Vice President, CFO



CONFERENCE CALL PARTICIPANTS
 Andrew Galvin (ph)
 Orange County Registry - Analyst

PRESENTATION



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Operator


Good day, ladies and gentlemen, and welcome to the MTI Technology quarterly financial results conference call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session, and instructions will follow at that time. If anyone should require assistance during the call, please press star, then 0 on your touch-tone telephone. And as a reminder, this call is being recorded. I would now like to turn it over to your host for today's call, Ms. Joyce Shinn. Let's begin the call.



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Joyce Shinn - MTI Technology Corporation - Manager of IR


Hello, this is Joyce Shinn. We will start the conference call to discuss MTI's financial results for its fiscal 2005 third quarter and 9 months ended January 1st, 2005. I would like to introduce Mr. Thomas P. Raimondi, Jr., Chairman, President and CEO; and Mr. Scott Poteracki, CFO. A question-and-answer session will follow. Tom?



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Thomas P. Raimondi, Jr. - MTI Technology Corporation - Chairman, President, CEO


Thank you, Joyce. This presentation contains forward-looking statements that involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements or industry results to be materially different from any future results, expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Company's expectations, goals, or intentions regarding the future, such as our expansion efforts and business growth, our expectations regarding cost savings, our commercial relationship with EMC Corporation, our backlog, and our goals and expectations of revenue, which are subject to change. The actual results may differ materially from those described in any forward-looking statement. In particular, there can be no assurance that MTI will improve revenues, margins, operating efficiencies, or operating results, achieve cost reductions, or meet its goals and expectations. Important factors that may cause actual results to differ include competition, evolving technology, and the economy and world events and other important factors as set forth in the Company's periodic filings with the U.S. Securities and Exchange Commission, including its Form 10-K as amended, for the year ending April 3rd, 2004. Given these uncertainties, investors in our securities are cautioned not to place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or the rules of NASDAQ.

Thank you for joining the MTI Q3 FY '05 earnings call. On today's call I will be speaking about several topics -- an update on our strategies, Q3 financial results, a view into Q4 and our FY '06. Our strategy is to aggressively grow the Company and take market share in the commercial and SMB marketplace for storage infrastructure solutions and services. The commercial mid-range marketplace represents an abundant opportunity for MTI as EMC and the other large billion dollar systems and storage OEM's do not typically serve this market with their direct sales organizations. MTI's customers are the Fortune 2000, companies between $200 million $1 billion in revenue. Our customers recognize that information management is critical to the success of their business. Their business problems are complex, requiring a variety of technologies to solve their business needs. Unlike the enterprise, the mid-range customer typically does not have a large enough IT staff to effectively manage all of the different solutions sets required to run their businesses. Nor do they typically have enough specialized staff to manage a broad array of technology vendors. Therefore, companies such as MTI, who can integrate a broad array of technology, such as networking, SAN, NAS, backup, virtualization, compliance management, and content management, to name a few, of the many solutions set that we offer, with our principal partner, EMC, under our comprehensive umbrella of services, such as assessment, design, implementation, warranty maintenance, provide an attractive partnership to these companies.

Our partnership with EMC continues to strengthen. Our sales of EMC products during last calendar year were approximately $70 million, in only the first full year of our relationship. During the quarter we entered into a security arrangement with EMC that allows MTI for a very sufficient credit facility for our rapid-growing needs. We're very pleased to report that our strategy to focus in the commercial mid-range marketplace, in partnership with EMC, by investing aggressively in sales and service and headcount continues to be very successful. We are on track. Revenue is accelerating quarter-over-quarter for the fifth quarter in a row, with strong year-over-year growth. In Q1 we grew 46 percent year-over-year. In Q2 we grew 54 percent year-over-year. Now in Q3 we have grown 86 percent year-over-year.

The storage market is growing approximately 10 percent annually. MTI is now growing 8 times faster than the marketplace -- marketplace. We are now growing up from approximately 5 times faster than the marketplace was growing just 90-days ago. So the Company's not just accelerating its pace, the Company is accelerating its pace at almost 60 percent quarter-over-quarter when we look at market share gains that we're experiencing today. In fiscal 2004, we did $83 million in revenue. We expect to finish this year out with about $140 million in revenue, growing approximately 69 percent year-over-year for the year. As we gear up for fiscal 2006, we see the Company achieving revenues well over the $200 million mark.

We recognize the results we're achieving have required heavy investments. We feel that the investments have been more than appropriate, based on the fantastic results we are accomplishing. Few companies are enjoying the kind of growth we are experiencing. Now, with the platform we have put in place, our investment requirements for the future will be moderate, as we look forward to continuing to grow revenue while driving towards profitability. Over the next 2 quarters, we intend to keep our operating expenses relatively flat, while continuing to add sales resources selectively. This is possible with the operational efficiencies we're putting in place, including the closure of our Dublin logistics facilities that we announced today. As a result of these cost reductions, when combined with expected sales growth and improving service margins, we expect the Company to turn profitable early to middle of our upcoming fiscal year. Scott will now walk you through some of the numbers. Scott?



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Scott Poteracki - MTI Technology Corporation - CFO


Thank you, Tom. Total revenue for the third quarter of fiscal 2005 was $39.5 million, a gain of 86 percent from the prior year. Sequential growth from the most recent quarter was 25 percent, indicating as Tom remarked, that growth continues to accelerate. Product revenue increased by 31 percent to $29.3 million from the prior quarter, and increased by 138 percent as compared to a year ago. The increase from product revenue continues to be driven primarily by a strong demand for EMC server and software products. EMC product revenue accounted for $22 million in the third quarter of fiscal 2005, an increase of 27 percent compared to the prior fiscal quarter, an increase of 235 percent compared to the same quarter of the prior fiscal year. Backlog continued to be strong, at approximately $5 million.

Product gross margin was 20.5 percent for the third quarter of fiscal 2005, compared with 24.8 percent for the prior fiscal quarter, and compared to 24.4 percent for the same quarter of the prior fiscal year. Product margins were at the lower end of our expected range, due to several large competitive transactions. Service revenues were at $10.2 million, compared with $9.2 million in the prior quarter, and $8.9 million in the same quarter of the prior year. Growth was driven by increasing professional services revenue, a trend with which we expect to continue. Service gross margins were 17.3 percent, compared to 18.2 percent for the prior fiscal quarter, and 25.6 percent for the same quarter of the prior fiscal year. Margins were negatively impacted by the continuing build-out of the professional services organization in advance of expected growth.

Operating expenses were $11 million for the third quarter of fiscal 2005, compared with $9.6 million for the preceding fiscal quarter, and $7.1 million for the same quarter of the prior fiscal year. The increase in expenses during the third quarter is due primarily to increased selling expense associated with the addition of sales people, higher commissions, and higher international spending due to the weaker dollar. Operating expenses were 27.9 percent of total revenue for the third quarter of fiscal 2005, compared with 30.5 percent for the preceding fiscal quarter, and 33.7 percent for the same quarter of the prior fiscal year. In the third quarter of fiscal 2005 the Company reported a net loss of $2.6 million, or $0.07 per share, compared to a net loss of $2.5 million, also $0.07 per share for the preceding fiscal quarter and a net gain of $1.5 million, or $0.04 per share for the same quarter of the prior fiscal year. Last year's results benefited from a one-time $3 million tax benefit.

The consolidated statement of operations for the third quarter of fiscal 2005 includes a line item entitled "net loss applicable to common shareholders" totaling $3.2 million, or $0.09 per share. The difference results from non-cash charges including the amortization of a beneficial conversion feature of $300,000, and dividend payable, also $300,000, reported to equity related to the issuance of preferred stock in the first quarter, fiscal quarter, of 2005. The Company had cash and cash equivalents of $14.2 million and $10.1 million of working capital at the third quarter ending January 1, 2005. Cash increased by about $700,000, from the preceding quarter, due to improving asset performance. Accounts receivable increased by a $5.5 million from the preceding quarter to $34.4 million, due to higher sales, however, turnover improved. Inventories decreased to $5.9 million during the quarter, compared to $7 million during the prior quarter as inventory-in-transit and the net book value of spares declined.

As mentioned in the press release, the Company has undertaken what it considers the remaining structural changes necessary to support the transformation of the organization from a developer and manufacturer of data storage to a provider of professional services and storage solutions for mid-sized organizations. These steps include changes to processes and information systems and reductions in headcount and facilities, the most significant action being closure of the Dublin, Ireland facility. With -- these changes should be completed by the second quarter of fiscal 2006, around the first of July. When fully in place, the Company expects improved order processing performance, with operating expenses reduced by approximately $700,000 to $1 million per quarter. One-time costs associated with the change are expected to be approximately $2 to $4 million. At this time, I'd like to open the conference call for questions.

QUESTION AND ANSWER



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Operator


Ladies and gentlemen, to ask a question, please press star, 1 on your touch-tone phone. And the first question comes from the line of Andrew Galvin with the Orange County Registry. Please proceed, sir.



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Andrew Galvin - Orange County Registry - Analyst


Hi, there.



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Thomas P. Raimondi, Jr. - MTI Technology Corporation - Chairman, President, CEO


Hi.



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Andrew Galvin - Orange County Registry - Analyst


I have a question about headcount. You -- you closed the Dublin facility. Can you tell me how many jobs that eliminated and how has your total headcount changed over the past year?



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Scott Poteracki - MTI Technology Corporation - CFO


Well, our total headcount is actually up on a worldwide basis.



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Thomas P. Raimondi, Jr. - MTI Technology Corporation - Chairman, President, CEO


Right now, we have approximately 334 employees worldwide. In our Dublin, Ireland facility, as we wind that facility down over the next couple of months, we will eliminate approximately 17 jobs. But net-net, you know, the Company is up in headcount, and we've been hiring, over the past year, a substantial number of sales people and professional sales people throughout the U.S. and Europe.



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Andrew Galvin - Orange County Registry - Analyst


Okay. How many people -- how many employees do you have in Orange County now?



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Thomas P. Raimondi, Jr. - MTI Technology Corporation - Chairman, President, CEO


In Orange County we have approximately 70 employees. And Orange County is our worldwide corporate headquarters.

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Andrew Galvin - Orange County Registry - Analyst


Okay. Thank you.



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Thomas P. Raimondi, Jr. - MTI Technology Corporation - Chairman, President, CEO


You're welcome.


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Operator


Again, ladies and gentlemen, to ask a question, star, 1. There are no further questions, gentlemen.



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Thomas P. Raimondi, Jr. - MTI Technology Corporation - Chairman, President, CEO


Okay. Well, in summary, I'd like to say that we are completing our transformation to a solutions provider. The Company is succeeding in its strategy to grow rapidly and take market share, growing 8 times faster than the marketplace. The investments made in our sales and professional services platform, combined with our cost adjustments and our focus on continued market share growth, will allow us to drive the Company to profitability in the upcoming fiscal year. We appreciate your interest in MTI and joining us today for this call. Thank you, and have a great day.


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Operator


Ladies and gentlemen, thank you for your participation in today's conference. You may now disconnect.